PROXY SERVICES                                  WESTERN
51 MERCEDES WAY                                     UNION MAILGRAM
EDGEWOOD, NY 11717

02/23/98 12:31:35



Jane A. Sample
Churchill Communications Corp.
Sample Mailgram
123 Main Street
Anywhere, NY 12345-1234


                             THE MEXICO FUND, INC.

The annual meeting of shareholders of The Mexico Fund, Inc. is only a few days away. Your vote is extremely important.

Since time is short and your vote is important, we have established a method to enable you to vote via toll-free ProxyGram. To be sure your vote is received in time, you are requested to vote by using the toll-free ProxyGram procedure. Please follow the simple steps listed below. We thank you for your consideration and support.

       TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                      ARE AVAILABLE TO ASSIST YOU NOW !!!

                                 INSTRUCTIONS

1. Call toll-free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 4192, The Mexico Fund, Inc.

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                Name:                   <NA.1>
                Broker:                 <Broker>
                Control number:         <ControlNum>
                Number of shares:       <NumShares>

If you need assistance in voting, call our solicitor, Georgeson & Company, Inc. at 1-800-223-2064.



To reply by Mailgram Message, see reverse side for Western Union's toll-free numbers.

                                                        WESTERN
PAGE 2                                                     UNION MAILGRAM



                             THE MEXICO FUND, INC.

            Proxy Solicited on Behalf of the Board of Directors for
                        Annual Meeting of Shareholders

     The undersigned shareholder of The Mexico Fund, Inc. a Maryland corporation (the "Fund"), hereby appoints Jose Luis Gomez Pimienta and Sander M. Bieber and each of them proxies of the undersigned, with full power of substitution, to vote and act in the name and stead of the undersigned at the Annual Meeting of Shareholders of the Fund, to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York 10112, on February 27, 1998 at 2:00 P.M., New York City time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

     The shares represented by this proxy will be voted in accordance with instructions given by the shareholder, but if no instructions are given, this proxy will be voted in favor of proposals 1 through 5 as set forth in this proxy.

     The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated December 26, 1997.

1. Election of the nominees listed below to serve as members of the Fund's Board of Directors, as Class II Directors, for a term expiring in 2001 and until their successors are elected and qualified.

     Nominees:
     Claudio X. Gonzales, Jose Luis Gomez Pimienta, Robert L. Knauss

        [ ]  FOR                                [ ] WITHHELD

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), give that nominee(s) name to the operator.

2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1998.

        [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

                                                        WESTERN
PAGE 3                                                     UNION MAILGRAM


3.   Approval of Amended and Restated Articles of Incorporation.

        [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

4.   Approval of amendment to the fundamental policy on making loans.

        [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

5. In their discretion of the above named proxies, such other business as may properly come before the Meeting or any adjournment thereof.